Exhibit 5.1

September 15, 2008

The J. M. Smucker Company

Strawberry Lane

Orrville, Ohio 44667-0280

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (No. 333-152451), originally filed by The J. M. Smucker Company, an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 22, 2008, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the registration of 63,077,885 common shares of the Company, without par value (the “Shares”), to be issued in connection with the merger contemplated by the Transaction Agreement, dated as of June 4, 2008, by and among The Procter & Gamble Company (“P&G”), The Folgers Coffee Company, a wholly owned subsidiary of P&G (“Folgers”), the Company and Moon Merger Sub, Inc., a wholly owned subsidiary of the Company (the “Transaction Agreement”), and the Separation Agreement, dated as of June 4, 2008, by and among P&G, Folgers and the Company (the “Separation Agreement”).

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined such other documents, records and matters of law as we have deemed necessary or advisable for purposes of the opinions expressed herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.

Calfee, Halter & Griswold LLP

We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Transaction Agreement and the Separation Agreement, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of Ohio, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Transaction Agreement and the Separation Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP